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                                                                      Exhibit 23
          Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2009 relating to the consolidated financial statements of Pruco Life Insurance Company and its subsidiaries, which appears in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/PricewaterhouseCoopers LLP

New York, New York
January 29, 2010